GrowGeneration Schedules First Quarter 2024 Earnings Release Conference Call for May 8, 2024

DENVER – April 23, 2024--(BUSINESS WIRE)--GrowGeneration Corp. (NASDAQ: GRWG) ("GrowGen" or the "Company"), one of the largest retailers and distributors of specialty hydroponic and organic gardening products in the United States, today announced it will release its financial results for the first quarter ended March 31, 2024 on Wednesday, May 8, 2024 after market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. ET.

To participate in the call, please dial (800) 836-8184 (domestic) or (289) 819-1350 (international). The conference code is 39229. The call will also be webcast and can be accessed here or in the Investor Relations section of the GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp.

GrowGen is a leading developer, marketer, retailer, and distributor of products for both indoor and outdoor hydroponic and organic gardening, as well as customized storage solutions. GrowGen carries and sells thousands of products, such as nutrients, additives, growing media, lighting, environmental control systems, and benching and racking, including proprietary brands such as Charcoir, Drip Hydro, Power Si, Ion lights, The Harvest Company, and more. Incorporated in Colorado in 2014, GrowGen is the largest chain of specialty retail hydroponic and organic garden centers in the United States. The Company also operates an online superstore for cultivators at growgeneration.com, as well as a wholesale business for resellers, HRG Distribution, and a benching, racking, and storage solutions business, Mobile Media or MMI.

Investor Contact

ICR, Inc. GrowGenIR@icrinc.com